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                                   EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of December 27, 1994 (the "Agreement") among GTE Corporation, a New York corporation ("GTE"), Contel Corporation, a Delaware corporation and a wholly-owned subsidiary of GTE ("Contel"), Contel Cellular Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Contel, and Contel Cellular Inc., a Delaware corporation (the "Company").

                                R E C I T A L S

     WHEREAS, Contel has adopted a plan of liquidation;

     WHEREAS, GTE, through its wholly-owned subsidiary, Contel, is presently the beneficial owner of all of the outstanding shares of Class B Common Stock of the Company (as defined below);

     WHEREAS, Contel desires to acquire beneficial ownership of the remaining equity interest in the Company (the "Acquisition"), and has caused Purchaser to be formed to accomplish such purpose;

     WHEREAS, Contel and Purchaser intend to accomplish the Acquisition through a merger of Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the respective Boards of Directors of Purchaser and the Company and the Special Committee appointed by the Board of Directors of the Company to consider the Acquisition have approved the Merger upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                 DEFINED TERMS

     The following terms used in this Agreement shall have the following meanings:

     "Acquisition" has the meaning set forth in the recitals hereto.

     "Actions" has the meaning set forth in Section 6.2 hereof.

     "Certificates" has the meaning set forth in Section 3.2(b) hereof.

     "Class A Common Stock" means the Class A Common Stock of the Company, par value $1.00 per share.

     "Class B Common Stock" means the Class B Common Stock of the Company, par value $1.00 per share.

     "Commission" means the Securities and Exchange Commission and/or any other governmental entity which administers either the Securities Act or the Exchange Act.

     "Common Stock" means the Class A Common Stock and Class B Common Stock.

     "Company" has the meaning set forth in the preamble hereto.

     "Constituent Corporations" has the meaning set forth in Section 2.1 hereof.

     "Contel" has the meaning set forth in the preamble hereto.

     "Depositary" has the meaning set forth in Section 3.2 hereof.

     "DGCL" means the Delaware General Corporation Law.

     "Dissenting Shares" has the meaning set forth in Section 3.1 hereof.

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     "Effective Time" has the meaning set forth in Section 2.2 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GTE" has the meaning set forth in the preamble hereto.

     "Indemnified Parties" has the meaning set forth in Section 6.2 hereof.

     "Indemnitor" has the meaning set forth in Section 6.2 hereof.

     "Information Statement" means the information statement on Form 14C relating to the Merger, as amended or supplemented, to be prepared and circulated as contemplated by Section 6.3 hereof.

     "Merger" has the meaning set forth in the recitals hereto.

     "Merger Consideration" has the meaning set forth in Section 2.4 hereof.

     "Permitted Investments" has the meaning set forth in Section 3.2 hereof.

     "Purchaser" has the meaning set forth in the preamble hereto.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Stockholder Materials" has the meaning set forth in Section 6.3 hereof.

     "Surviving Corporation" has the meaning set forth in Section 2.1 hereof.

     "Transaction Statement" means the transaction statement on Form 13e-3 relating to the Merger, as amended or supplemented, to be prepared and circulated as provided in Section 6.3 hereof.

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the applicable provisions of the DGCL, Purchaser shall be merged with and into the Company. The Company shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of Purchaser shall cease (Purchaser and the Company are sometimes referred to herein as the "Constituent Corporations"). From and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, immunities and franchises, and shall be responsible and liable for all of the liabilities and obligations, of each of the Constituent Corporations, all as set forth in Section 259 of the DGCL.

     SECTION 2.2 Effective Time. The Merger shall be consummated by filing with the Secretary of State of Delaware a Certificate of Merger executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time of filing with the Secretary of State of Delaware of a Certificate of Merger. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

     SECTION 2.3 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after the execution of the written consents of shareholders contemplated by Sections 6.3(b) and (c) hereof, the Company and Purchaser shall file the Certificate of Merger in accordance with Section 2.2 hereof, and the Company and Purchaser shall take all such other and further actions as may be required by law to make the Merger effective.

     SECTION 2.4 Conversion of Shares of Common Stock. (a) Each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, if any, and shares of Class A Common Stock held by the Company, Purchaser, Contel or GTE) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and shall cease to exist and shall

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be converted into the right to receive cash in the amount of $25.50 in accordance with Section 3.2 hereof. The consideration to be paid in respect of each share of Class A Common Stock in accordance with the foregoing is hereinafter referred to as the "Merger Consideration."

     (b) Each share of Class A Common Stock held by the Company, Purchaser, Contel or GTE immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and cease to exist, without any conversion thereof and without any Merger Consideration being paid with respect thereto.

     (c) Each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into one newly issued share of the Class B Common Stock of the Surviving Corporation.

     SECTION 2.5 Cancellation of Purchaser Capital Stock. Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, be cancelled and cease to exist, without any conversion thereof and without any Merger Consideration being paid with respect thereto.

     SECTION 2.6 Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended.

     SECTION 2.7 By-Laws. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, until thereafter amended.

     SECTION 2.8 Directors. The directors of the Company at the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     SECTION 2.9 Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, all such officers to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

     SECTION 2.10 Further Assistance. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or thing are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger and otherwise to carry out the purposes of this Agreement.

                                  ARTICLE III

               DISSENTING SHARES; EXCHANGE AND PAYMENT FOR SHARES

     SECTION 3.1 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Class A Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of such holder's stock pursuant to Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration provided for in Section 2.4(a) of this Agreement (unless and until such holder shall have failed to perfect or shall have

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effectively withdrawn or lost such right under the DGCL, as the case may be), but the holder thereof shall only be entitled to such rights as are granted by Delaware law. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Class A Common Stock shall thereupon be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration without any interest thereon. If the holder of any shares of Class A Common Stock shall become entitled to receive payment for such shares pursuant to Section 262 of the DGCL, such payment shall be made by the Surviving Corporation.

     SECTION 3.2 Payment for Shares. Prior to the Effective Time, Purchaser shall or, in the event Purchaser shall fail to do so, GTE shall:

     (a) designate a bank or trust company to act as Depositary in the Merger (the "Depositary") and Purchaser or GTE shall enter into a mutually acceptable agreement with the Depositary pursuant to which, after the Effective Time, the Depositary will distribute the Merger Consideration on a timely basis and (b) according to the terms of the agreement with Depositary, deposit or cause to be deposited with the Depositary cash in the aggregate amount required with respect to the conversion of shares of Class A Common Stock at the Effective Time pursuant to Section 2.4(a) hereof. Pending distribution of the cash deposited with the Depositary, Purchaser may from time to time direct the Depositary to invest such cash, provided that such investments (i) shall be (A) obligations of (or guaranteed by) the United States of America or its agencies or instrumentalities, (B) commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation,
(C) certificates of deposit, bank repurchase agreements or bankers acceptances on interest bearing accounts of commercial banks with capital exceeding $250 million (collectively, "Permitted Investments") or (D) money market funds that are required by their most current prospectus to have at least 80% of their assets invested in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to this section.

     (b) As soon as practicable after the Effective Time, the Depositary shall be instructed to mail to each record holder (other than any holder of Dissenting Shares, the Company, Purchaser, Contel and GTE) of a certificate or certificates that immediately prior to the Effective Time represented shares of Class A Common Stock (the "Certificates") a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss shall pass, only upon proper delivery of the Certificates to the Depositary) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Depositary of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, the holder of such Certificate shall be entitled to receive in exchange therefor consideration equal to the number of shares of Class A Common Stock represented by such Certificate multiplied by the Merger Consideration and such Certificate shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration. All distributions to holders of Certificates shall be subject to any applicable income tax withholding. If the Merger Consideration is to be distributed to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such distribution that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer (including signature guarantees if required by Purchaser) and that the person requesting such distribution shall pay any transfer or other taxes required by reason of such distribution to a person other than the registered holder of the Certificate surrendered or, in the alternative, establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. After one hundred and eighty (180) days following the Effective Time, the Surviving Corporation shall be entitled to require the Depositary to deliver to it any cash (including any interest received with respect thereto) that it has made available to the Depositary and that has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the cash payable upon due surrender of their Certificates. The Surviving Corporation shall pay all charges and expenses, including those of the Depositary, in connection with the distribution of the Merger Consideration for shares of Class A Common Stock. Until surrendered in accordance with the provisions of this
Section 3.2, each Certificate (other than Certificates representing Dissenting Shares or shares of Class A Stock held by the Company, Purchaser, Contel or GTE) shall represent for all purposes the right to receive consideration equal

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to the Merger Consideration multiplied by the number of shares of Class A Common
Stock evidenced by such Certificate. From and after the Effective Time, holders of Certificates immediately prior to the Merger shall have no right to vote or to receive any dividends or other distributions with respect to any shares of Class A Common Stock that were theretofore represented by such Certificates, other than any dividends or other distributions payable to holders of record as of a date prior to the Effective Time, and shall have no other rights in respect thereof other than as provided herein or by law.

     (c) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Class A Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, other than Certificates in respect of Dissenting Shares, the rights to which have been perfected or not withdrawn or lost under the DGCL, they shall be cancelled and exchanged for Merger Consideration as provided in this Article III.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser, Contel and GTE as follows:

     SECTION 4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to carry on its business as now conducted.

     SECTION 4.2 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby (other than the approval of stockholders of the Company required to consummate the Merger). This Agreement has been duly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF CONTEL, GTE AND PURCHASER

     SECTION 5.1 Representations and Warranties of Purchaser

     Purchaser represents and warrants to the Company as follows:

          (a) Organization and Qualification. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power to carry on its business as now conducted.

          (b) Authority Relative to this Agreement. It has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate proceeding on its part is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby (other than the approval of its stockholders required to consummate the Merger). This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited

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     by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          (c) No Prior Activities. It has not incurred, nor will it incur, directly or through any subsidiary, any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including the Merger. Except as set forth in the previous sentence, it has not engaged, directly or through any subsidiary, in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity.

     SECTION 5.2 Representations and Warranties of GTE and Contel.

     Contel and GTE each represents and warrants to the Company as follows:

          (a) Organization and Qualification. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power to carry on its business as now conducted.

          (b) Authority Relative to this Agreement. It has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate proceeding on its part is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                                   ARTICLE VI

                                   COVENANTS

     SECTION 6.1 Conduct of Business of the Company. Except as otherwise expressly provided in this Agreement, from the date of this Agreement to the Effective Time, the Company will conduct its business in the ordinary course.

     SECTION 6.2 Indemnification, Etc. The Company shall indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation and GTE (the Company, the Surviving Corporation and GTE, for the purpose of this Section 6.2 being the "Indemnitor") will indemnify and hold harmless, each present and former director and officer of the Company (the "Indemnified Parties") against any losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (collectively, "Actions") arising out of or pertaining to any action or omission occurring prior to the Effective Time (including without limitation, any Actions which arise out of or relate to the transactions contemplated by this Agreement) to the full extent permitted under the DGCL (and the Indemnitor will advance reasonable expenses to each such person to the full extent so permitted); provided, however, that any determination required to be made with respect to whether an Indemnified Party's conduct complied with the standards set forth in the DGCL shall be made in accordance with the DGCL, and the Indemnitor shall pay the reasonable fees and expenses incurred in connection with such determination. If any such Action is brought against any Indemnified Party (whether arising before or after the Effective Time), (a) the Indemnified Parties may retain counsel reasonably satisfactory to them and the Indemnitor,
(b) the Indemnitor shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and
(c) the Indemnitor and the Indemnified Parties will cooperate in the vigorous defense of any such matter, provided, that the Indemnitor shall not be liable for any such settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.2, upon learning of any such Action shall notify the Indemnitor thereof and shall deliver to the Indemnitor an undertaking to repay any amounts

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advanced pursuant hereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party was not entitled to indemnification under this Section. The Indemnified Parties as a group may retain only one law firm in each jurisdiction to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. GTE and Purchaser agree to cause to be maintained in effect the present policy of directors' and officers' liability insurance (or an equivalent policy) covering those persons who are currently covered by such policy for three years from the Effective Time. This Section 6.2 shall survive consummation of the Merger.

     SECTION 6.3 Stockholders' Approval; SEC Filings.

          (a) Subject to the terms and conditions contained herein, this Agreement and the transactions contemplated hereby shall be submitted by the Company and Purchaser to their respective stockholders for approval. Promptly after the execution of this Agreement, the Company and Purchaser shall together, or pursuant to an allocation of responsibility to be agreed upon between them, (i) use their best efforts to obtain all information required to be included in the Information Statement, the Transaction Statement and related materials (the "Stockholder Materials"), (ii) prepare and file with the Commission the Stockholder Materials, (iii) use all reasonable efforts to have the Stockholder Materials cleared by the Commission as promptly as practicable, and (iv) promptly following clearance by the Commission, mail the Stockholders Materials to shareholders of the Company. Purchaser and the Company also shall take any action required to be taken under state blue sky or securities laws or the rules and regulations of any securities exchanges or markets on which their securities are listed for trading in connection with transactions contemplated hereby including the Merger. The Information Statement and the Transaction Statement shall, when first mailed to the stockholders of the Company and as amended or supplemented thereafter, comply as to form in all material respects with all applicable requirements of federal securities laws. Purchaser and the Company shall each furnish to the other and their counsel all such information as may be required to prepare the Stockholders Materials. All such information provided and to be provided by Purchaser and the Company respectively, for use in the Stockholder Materials shall, on the date the Information Statement or Transaction Statement is first mailed to the Company's stockholders and as amended or supplemented thereafter, be true and correct in all material respects and shall not omit to state any material fact necessary in order to make such information in light of the circumstances in which it was given not misleading, and the Company and the Purchaser each agree to correct any information provided by it for use in the Information Statement or Transaction Statement which shall have become false or misleading in any material respect.

          (b) Subject to the terms and conditions set forth in the next sentence, GTE, the Company and Contel agree that Contel shall execute a written consent as majority shareholder of the Company approving this Agreement and the Merger. Such consent shall be executed by Contel only after the passage of any waiting periods, following the mailing of the Stockholders' Materials to the stockholders of the Company, required for compliance with the Securities Act, the Exchange Act, the DGCL and any other laws, rules or regulations applicable to Company.

          (c) Contel shall also execute a written consent as majority shareholder of Purchaser approving this Agreement and the Merger. Such consent shall be executed concurrently with the execution of the consent referred to in paragraph (b).

     Section 6.4 Consents. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts to (i) obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts,
(ii) obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (iii) defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) lift or rescind any injunction or restraining

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order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (v) effect all registrations and filings necessary to consummate the transactions contemplated hereby.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved by any necessary vote of the stockholders of the Company and Purchaser in accordance with applicable law and Sections 6.3(b) and (c);

          (b) No statute, rule, regulation, executive order, decree or injunction (preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any federal or state court of competent jurisdiction in the United States or other governmental authority which prohibits the consummation of the Merger and remains in effect after GTE, the Company and Purchaser shall have used all commercially reasonable efforts to lift any injunction;

          (c) No consents of or filings with any governmental entity shall be required for consummation of the Merger which have not been obtained or filed; and

          (d) The Special Committee of the Board of Directors of the Company shall not have modified or rescinded its recommendation with respect to the Merger.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time:

          (a) by mutual written consent of each of Purchaser and the Company; or

          (b) by Purchaser or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

          (c) by Purchaser or the Company if the Merger does not occur within 120 days of the date of this Agreement unless the Merger shall not have occurred primarily as the result of a delay occasioned by review of filings by regulatory agencies.

     SECTION 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party or its directors, officers, stockholders or partners.

     SECTION 8.3 Amendment. This Agreement may be amended by action taken by Purchaser and the Company at any time, provided that following approval of this agreement by the shareholders of Company or Purchaser any amendment of this Agreement shall be subject to compliance with Section 251(d) of the DGCL. The prior approval of a majority of the members of the Special Committee shall be required in connection with any amendment or modification by or on behalf of the Company. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of the party against whom enforcement is sought.

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     SECTION 8.4 Extension; Waiver.  At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein, except as otherwise provided by law and except that the provisions of Section 6.2 hereof shall not be waived. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing on behalf of such party, and, in the case of an extension or waiver by the Company, if such extension or waiver has been approved by a majority of the members of the Special Committee.

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements made herein shall not survive beyond the Effective Time, except for the agreements set forth in Sections 2.10, 3.1,
3.2 and 6.2.

     SECTION 9.2 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise; provided that Purchaser may assign its rights and obligations to any wholly owned, direct or indirect subsidiary, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignor does not perform such obligations.

     SECTION 9.3 Validity. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     SECTION 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or at such other addresses as shall be specified by the parties by like notice.

         (i)  if to the Purchaser, to:

                Marianne Drost, Secretary
                CCI Acquisition Corporation
                One Stamford Forum
                Stamford, CT 06904

              with a copy to:

                Jeffrey Rosen
                O'Melveny & Myers
                555 Thirteenth Street, N.W.
                Suite 500 West
                Washington, DC 20004

         (ii)  if to the Company, to:

                 Marianne Drost
                 Contel Cellular Inc.
                 c/o GTE Corporation
                 One Stamford Forum
                 Stamford, CT 06904
               with a copy to:

                 W. Leslie Duffy
                 Cahill Gordon & Reindel
                 80 Pine Street
                 New York, NY 10005

         (iii) if to Contel, to:
                 Marianne Drost, Secretary
                 Contel Corporation
                 One Stamford Forum
                 Stamford, CT 06904

         (iv)  if to GTE, to:
                 Marianne Drost, Secretary
                 GTE Corporation
                 One Stamford Forum
                 Stamford, CT 06904

     SECTION 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 9.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 9.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as expressly provided in Section 6.2 (which is intended to be for the benefit of the persons referred to therein and may be enforced by such persons).

     SECTION 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 9.9 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     SECTION 9.10 Specific Performance. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          CONTEL CELLULAR INC.

                                          By: /s/  DENNIS WHIPPLE
                                          --------------------------------------
                                          Title: President

                                          CONTEL CELLULAR ACQUISITION
                                            CORPORATION

                                          By: /s/  MARIANNE DROST
                                          --------------------------------------
                                          Title: Secretary

                                          CONTEL CORPORATION

                                          By: /s/  MARIANNE DROST
                                          --------------------------------------
                                          Title: Secretary

                                          GTE CORPORATION

                                          By: /s/  JAMES MURPHY
                                          --------------------------------------
                                          Title: Vice President and Treasurer

              FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

     First Amendment to the Agreement and Plan of Merger dated as of January 27, 1995 (the "First Amendment") among GTE Corporation, a New York corporation ("GTE"), Contel Corporation, a Delaware corporation and a wholly-owned subsidiary of GTE ("Contel"), Contel Cellular Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Contel, and Contel Cellular Inc., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, GTE, Contel, Purchaser and the Company have entered into an Agreement and Plan of Merger dated as of December 27, 1994 (the "Agreement");

     WHEREAS, GTE, Contel, Purchaser and the Company desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

          Section 1. Definitions. All capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

          Section 2. Amendment of Section 2.3. Section 2.3 of the Agreement is hereby amended in its entirety to read as follows:

        Upon the terms and subject to the conditions hereof, as soon as practicable after the execution of the written consents of shareholders contemplated by Sections 6.3(b) and (c) hereof and after the passage of waiting periods required for compliance with the Securities Act, the Exchange Act, the DGCL and any other rules or regulations applicable to the Company, the Company and Purchaser shall file the Certificate of Merger in accordance with Section 2.2 hereof, and the Company and Purchaser shall take all such other and further actions as may be required by law to make the Merger effective.

          Section 3. Amendment of Section 6.3(b). Section 6.3(b) of the Agreement is hereby amended in its entirety to read as follows:

             (b) GTE, the Company and Contel agree that Contel shall execute a written consent as majority shareholder of the Company approving this Agreement and the Merger as soon as practicable after the execution of this Agreement.

     The Agreement, as amended hereby, shall remain in full force and effect and shall constitute the agreement of the parties.

     IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          CONTEL CELLULAR INC.

                                          By: /s/  DENNIS WHIPPLE
                                          --------------------------------------
                                              Title: President

                                          CONTEL CELLULAR ACQUISITION
                                            CORPORATION

                                          By: /s/  MARIANNE DROST
                                          --------------------------------------
                                              Title: Secretary

                                          CONTEL CORPORATION

                                          By: /s/  MARIANNE DROST
                                          --------------------------------------
                                              Title: Secretary

                                          GTE CORPORATION

                                          By: /s/  JAMES MURPHY
                                          --------------------------------------
                                              Title: Vice President and
                                              Treasurer

                                          By: /s/  MARIANNE DROST
                                          --------------------------------------
                                              Title: Secretary

              SECOND AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

     Second Amendment to the Agreement and Plan of Merger dated as of March 10, 1995 (the "Second Amendment") among GTE Corporation, a New York corporation ("GTE"), Contel Corporation, a Delaware Corporation and a wholly-owned subsidiary of GTE ("Contel"), Contel Cellular Acquisition Corporation, a Delaware Corporation ("Purchaser") and a wholly-owned subsidiary of Contel, and Contel Cellular Inc., a Delaware Corporation (the "Company").

                                    RECITALS

     WHEREAS, GTE, Contel, Purchaser and the Company have entered into an Agreement and Plan of Merger dated as of December 27, 1994, which Agreement was amended pursuant to the First Amendment to the Agreement and Plan of Merger dated as of January 27, 1995 (as amended, the "Agreement"); and

     WHEREAS, GTE, Contel, Purchaser and the Company desire further to amend the Agreement as set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

          Section 1. Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          Section 2. Amendment of Section 2.4. Section 2.4 of the Agreement is hereby amended in its entirety to read as follows:

             SECTION 2.4 CONVERSION OF SHARES OF COMMON STOCK. (a) Each share of Class A common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, if any, and shares of Class A Common Stock held by the company, Purchaser, Contel or GTE) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist as issued and outstanding shares and shall be converted into the right to receive cash in the amount of $25.50 in accordance with Section 3.2 hereof. The consideration to be paid in respect of each share of Class A Common Stock in accordance with the foregoing is hereinafter referred to as the "Merger Consideration."

             (b) Each share of Class A Common Stock held by the Company, Purchaser, Contel or GTE immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist as an issued and outstanding share, without any conversion thereof and without any Merger Consideration being paid with respect thereto.

             (c) The shares of Class B Common Stock shall not be changed or converted in the Merger, and each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be outstanding subsequent to the Effective Time as one share of Class B Common Stock of the Surviving Corporation.

     The Agreement, as amended hereby, shall remain in full force and effect and shall constitute the agreement of the parties.

     IN WITNESS WHEREOF, each of the parties has caused this Second Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          CONTEL CELLULAR INC.

                                          By: /s/  DENNIS WHIPPLE
                                          --------------------------------------
                                              Title: President

                                          CONTEL CELLULAR ACQUISITION
                                            CORPORATION

                                          By: /s/  MARIANNE DROST
                                          --------------------------------------
                                              Title: Secretary

                                          CONTEL CORPORATION

                                          By: /s/  MARIANNE DROST
                                          --------------------------------------
                                              Title: Secretary

                                          GTE CORPORATION

                                          By: /s/  JAMES MURPHY
                                          --------------------------------------
                                              Title: Vice President and
                                              Treasurer

                                          By: /s/  MARIANNE DROST
                                          --------------------------------------
                                              Title: Secretary